Exhibit 32.1

Certifications of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Houston Wire & Cable Company (the “Corporation”) for the fiscal quarter ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James L. Pokluda III, as Chief Executive Officer of the Corporation, and Nicol G. Graham, as Chief Financial Officer of the Corporation, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: November 12, 2013	/s/ James L. Pokluda III
James L. Pokluda III
Chief Executive Officer

Date: November 12, 2013	/s/ Nicol G. Graham
Nicol G. Graham
Chief Financial Officer

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Houston Wire & Cable Company for purposes of section 18 of the Securities Exchange Act of 1934, as amended.